Exhibit 4.1















                   REGISTRATION RIGHTS AGREEMENT




                               Among



                  SUPERIOR ENERGY SERVICES, INC.


                                And


            FIRST RESERVE FUND VII, LIMITED PARTNERSHIP
            FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP




                           July 15, 1999

                   REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is entered into this 15th day of July, 1999, by and among Superior Energy Services, Inc., a Delaware corporation ("Superior"), and First Reserve Fund VII, Limited Partnership, a Delaware limited partnership, and First Reserve Fund VIII, Limited Partnership, a Delaware limited partnership (each a "First Reserve Fund" and, collectively, the "First Reserve Funds").

                       W I T N E S S E T H:

     WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated April 20, 1999 entered into by and among, INTER ALIA, Superior, Cardinal Holding Corp. ("Cardinal") and the First Reserve Funds, each First Reserve Fund received upon consummation of the Merger contemplated by the Merger Agreement, shares of Superior Common Stock in exchange for the shares of common stock of Cardinal it holds; and

     WHEREAS, the parties hereto desire to set forth certain additional agreements among them relating to the Registrable Securities owned by the First Reserve Funds.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. The following capitalized terms when used in this Agreement shall have the following meanings:

     "Cardinal Holders" means the holders of registerable securities in accordance with the terms of the Cardinal Registration Rights Agreement.

     "Cardinal Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and among Superior and all of Cardinal's stockholders other than the First Reserve Funds.

     "Common Stock" means the common stock, $.001 par value per share, of Superior.

     "Demand  Registration"  means  a  demand registration  as  defined  in
Section 2(a) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Holders"  means  the  holders  of  the   Registrable   Securities  in
accordance with the terms of this Agreement.

     "Person"   means  an  individual,  corporation,  partnership,  limited liability company, business trust, joint stock company, unincorporated association, or other entity of whatever nature.

     "Piggyback Registration" means a  piggyback registration as defined in
Section 2(b) hereof.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Registrable Securities" means (a) all shares of Common Stock issued to the First Reserve Funds pursuant to the Merger Agreement and (b) any other securities issued by Superior after the date hereof with respect to such shares of Common Stock by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities for the purposes of this Agreement if and when: (i) a Registration Statement with respect to the sale of such securities shall have been declared effective by the SEC and such securities shall have been sold pursuant thereto; (ii) such securities shall have been sold in compliance with of all applicable resale provisions of Rule 144 under the Securities Act; or (iii) such securities cease to be issued and outstanding for any reason.

     "Registration Statement" means any registration statement filed by Superior that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "SEC" means the Securities and Exchange Commission, or any successor agency thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     2.   REGISTRATION RIGHTS

          (a) Demand Registration. (i) At any time after July 15, 2000, the First Reserve Funds may at any time and from time to time make a written request for registration under the Securities Act of not less than 20% of the Registrable Securities owned by them (a "Demand Registration"); provided that Superior shall not be obligated to effect more than one Demand Registration in any 12-month period or more than an aggregate of four Demand Registrations pursuant to this Section 2(a). Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until the Registration Statement filed pursuant to such registration has been declared effective by the SEC and remains effective for the period specified in Section 2(e)(i).

               (ii) If the First Reserve Funds so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The First Reserve Funds shall select the managing underwriters and any additional investment bankers and managers to be used in connection with the offering; provided that the lead managing underwriter must be reasonably satisfactory to Superior.

               (iii) Neither Superior nor any of its security holders (other than the holders of Registrable Securities in such capacity) shall be entitled to include any of Superior's securities in a Registration Statement initiated as a Demand Registration under this Section 2(a) without the consent of The First Reserve Funds.

          (b) Piggyback Registration. If Superior proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for Superior's own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC for transactions traditionally registered on Form S-4 or S-8)) or
(ii) for the account of any of its holders of Common Stock (other than pursuant to a Demand Registration under Section 2(a)), except for the Shelf Registration (as that term is defined in the Cardinal Registration Rights Agreement, then Superior shall give written notice of such proposed filing to the First Reserve Funds as soon as practicable (but in no event later than the earlier to occur of (i) the tenth day following receipt by Superior of notice of exercise of other Demand Registration rights and (ii) 30 days before the filing date), and such notice shall offer the First Reserve Funds the opportunity to register such number of shares of
Registrable Securities as the First Reserve Funds may request within 20 days after receipt by the First Reserve Funds of Superior's notice on the same terms and conditions as Superior's or such holder's Common Stock (a "Piggyback Registration"). The First Reserve Funds will be permitted to withdraw all or any part of their Registrable Securities from a Piggyback Registration at any time prior to the date the Registration Statement filed pursuant to such Piggyback Registration becomes effective with the SEC.

          (c) Reduction of Offering. Notwithstanding anything contained herein, if the Piggyback Registration is an underwritten offering and the lead managing underwriter of such offering delivers a written opinion to Superior that the size of the offering that Superior, the First Reserve Funds, the Cardinal Holders and any other Persons whose securities are proposed to be included in such offering is such that the offering or the offering price would be materially and adversely affected, Superior will include in such Piggyback Registration in the following order of priority
(i) first, all of the Registrable Securities requested by the First Reserve Funds and the Cardinal Holders, on a pro rata basis based on the amount of securities sought to be registered, and (ii) second, the securities proposed to be registered by any other Persons; provided, that in no event shall the number of securities included in a Piggyback Registration for Persons pursuant to Section (c)(ii) be reduced below the lesser of (i) the number of securities such persons would be entitled to include in such Piggyback Registration if, in the event of a reduction of the size of the offering pursuant to this Section 2(c), they were entitled, notwithstanding the terms of this Section 2(c), to include their securities in such Piggyback Registration on a pro rata basis with the First Reserve Funds and the Cardinal Holders based on the amount of securities sought to be registered and (ii) 20% of the total amount of securities included in such offering for Persons other than Superior and the Persons, if any, demanding such registration.

          (d) Filings; Information. Whenever the First Reserve Funds request that any Registrable Securities be registered pursuant to Section 2(a) hereof, Superior will use its reasonable best efforts to effect the registration of such Registrable Securities and to permit the sale of such Registrable Securities in accordance with the intended method of disposition thereof, as promptly as is practicable, and in connection with any such request:

               (i) Superior will as expeditiously as possible, but in no event later than 30 days after receipt of a request to file a registration statement with respect to such Registrable Securities, prepare and file with the SEC a Registration Statement on any form for which Superior then qualifies and which counsel for Superior shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof and which is reasonably satisfactory to the First Reserve Funds, and use its reasonable best efforts to cause such Registration Statement to become and remain effective for a period of not less than 90 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold); provided that if at the time Superior receives a request to file a registration statement with respect to
          Registrable Securities, Superior is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed) and the board of directors of Superior determines in good faith that such disclosure would be materially detrimental to Superior and its stockholders, Superior shall have a period of not more than 120 days (less the number of days during the previous 12 months that the use of a Prospectus was suspended pursuant to Section 2(d)(vi) and/or this Section 2(d)(i)) within which to file such registration statement measured from the date of Superior's receipt of the First Reserve Funds's request for registration in accordance with Section 2(a) hereof. The filing of a registration statement may only be deferred once for any potential transaction or event or related transactions or events that could arise as a result of negotiations or other activities and any registration statement whose filing has been deferred as a result shall be filed forthwith if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 2(d)(i), Superior shall promptly, upon determining to seek such deferral, deliver to the First Reserve Funds a certificate signed by the President or Chief Financial Officer of Superior stating that Superior is deferring such filing pursuant to this Section 2(d)(i).

               (ii) Superior will prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period set forth in Section 2(d)(i) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

               (iii)  Superior  will,  if  requested,  prior  to  filing  a
          Registration Statement or any amendment or supplement thereto, furnish to the First Reserve Funds and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to the First Reserve Funds and each such underwriter, if any, such number of copies of such Registration Statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the Prospectus included in such Registration Statement (including each preliminary Prospectus) as the First Reserve Funds or each such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities.

               (iv) After the filing of the Registration Statement, Superior will promptly notify the First Reserve Funds of any stop order issued or, to Superior's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it as soon as possible if entered.

               (v) Superior will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the First Reserve Funds reasonably request; provided that Superior will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph 2(d)(v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

               (vi) Superior will as promptly  as is practicable notify the
          First Reserve Funds, at any time when a Prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the First Reserve Funds and to the underwriters any such supplement or amendment. The First Reserve Funds agree that, upon receipt of any notice from Superior of the occurrence of any event of the kind described in the preceding sentence, the First Reserve Funds will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until receipt by the First Reserve Funds and the underwriters of the copies of such supplemented or amended Prospectus and, if so directed by Superior, the First Reserve Funds will deliver to Superior all copies, other than permanent file copies, then in the First Reserve Funds' possession of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event Superior shall give such notice, Superior shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 2(e)(i) by the number of days during the period from and including the date of the giving of such notice to the date when Superior shall make available to the First Reserve Funds such supplemented or amended Prospectus.

               (vii) Superior will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

               (viii) Superior will furnish to the First Reserve Funds and to each underwriter a signed counterpart, addressed to the First Reserve Funds or such underwriter, of an opinion or opinions of counsel to Superior and a comfort letter or comfort letters from Superior's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the First Reserve Funds or the managing underwriter reasonably requests.

               (ix) Superior will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

               (x) Superior will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or market on which the Common Stock is then listed.

          Superior may require the First Reserve Funds to furnish promptly in writing to Superior such information regarding the First Reserve Funds, the plan of distribution of the Registrable Securities and other information as Superior may from time to time reasonably request or as may be legally required in connection with such registration.

          (e) Registration Expenses. In connection with any Demand Registration or any Piggyback Registration, Superior shall pay the following expenses incurred in connection with such registration: (i) filing fees with the SEC; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees and expenses incurred in connection with the listing of the Registrable Securities; (v) fees and expenses of counsel and independent certified public accountants for Superior and (vi) the reasonable fees and expenses of any additional experts retained by Superior in connection with such registration. In connection with the preparation and filing of a Registration Statement pursuant to Section 2(a), Superior will also pay the reasonable fees and expenses of a single legal counsel chosen by the First Reserve Funds. The First Reserve Funds shall pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any other expenses of the First Reserve Funds.

          (f) Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

          (g) Holdback Agreements. The First Reserve Funds agree not to effect any public sale (including a sale pursuant to Rule 144 of the Securities Act) of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 120-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which the First Reserve Funds participate, other than the Registrable Securities to be sold pursuant to such registration statement.

     3.   INDEMNIFICATION

          (a) Indemnification by Superior. Superior agrees to indemnify and hold harmless the First Reserve Funds, its general partner and their officers and directors, and each Person, if any, who controls the First Reserve Funds within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses arising out or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities or any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities and expenses are caused by any untrue statement or omission or alleged untrue statement or omission based upon information relating to the First Reserve Funds or the plan of distribution furnished in writing to Superior by or on behalf of the First Reserve Funds expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of the First Reserve Funds if a copy of the most current Prospectus at the time of the delivery of the Registrable Securities was not provided to the purchaser, Superior had previously furnished the First Reserve Funds with a sufficient number of copies of the current Prospectus and such current Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Superior also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the First Reserve Funds provided in this Section 3(a).

          (b) Indemnification by The First Reserve Funds. The First Reserve Funds agree to indemnify and hold harmless Superior, its officers and directors, and each Person, if any, who controls Superior within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Superior to the First Reserve Funds, but only with reference to information relating to the First Reserve Funds or the plan of distribution furnished in writing by or on behalf of the First Reserve Funds expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. The First Reserve Funds also agree to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Superior provided in this Section 3(b).

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3(a) or Section 3(b), such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall have the right to assume the defense of such proceeding and retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (d) Contribution. If the indemnification provided for in this Agreement is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of Superior and, the First Reserve Funds and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities. The relative fault of Superior and, the First Reserve Funds and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          Superior and the First Reserve Funds agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     4. RULE 144. Superior covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the First Reserve Funds may reasonably request to the extent required from time to time to enable the First Reserve Funds to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of the First Reserve Funds, Superior will deliver to the First Reserve Funds a written statement as to whether it has complied with such reporting requirements.

     5.   MISCELLANEOUS.

          (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing or by telex, telephone or facsimile transmission with subsequent written confirmation, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5) shall be as set forth opposite each party's name on the signature page hereof.

          (b) TERMINATION. This Agreement will terminate upon the earlier of (i) the date upon which the Company and the First Reserve Funds mutually agree in writing to terminate this Agreement and (ii) the first date on which there ceases to be any Registrable Securities.

          (c) TRANSFER OF REGISTRATION RIGHTS. The rights of Holders hereunder may be assigned by Holders to a transferee or assignee of any Registrable Securities provided that Superior is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided further that the registration rights granted by Superior in Section 2 may only be transferred to, and the definition of "Holders" shall only include, transferees who meet either of the following criteria: such transferee is (i) a holder of 100,000 or more shares of the Registrable Securities before giving effect to the transfer, (ii) any partner of the First Reserve Funds, or (iii) a bank, trust company or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form. To the extent the rights under Section 2(a) of this Agreement are assigned to multiple Holders, all rights hereunder that may be exercised by the First Reserve Funds may only be exercised by one or more Holders holding 50% or more of the Registrable Securities in the aggregate.

          (d) WAIVERS AND AMENDMENTS; NONCONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Superior and the Holders of a majority of the Registrable Securities or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising a right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude a further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any provision of this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other provision of this Agreement (or of any other Agreement between the parties) as to which there is no breach.

          (e) SEVERABILITY. If any provision of this Agreement or the applicability of any such provision to a person or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those for which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. To the extent permitted by applicable law each party hereto hereby waives any provision or provisions of law which would otherwise render any provision of this Agreement invalid, illegal or unenforceable in any respect.

          (f) COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts and when so executed shall constitute one Agreement, notwithstanding that all parties are not signatories to the same counterpart.

          (g)  GOVERNING   LAW.   This  Agreement  shall  be  governed  and
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          (h)  SUCCESSORS  AND ASSIGNS.   Subject  to  Section  5(c),  this
Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

          (i) OTHER REGISTRATION RIGHTS AGREEMENTS. Without the prior written consent of the First Reserve Funds, Superior will neither enter into any new registration rights agreements that conflict with the terms of this Agreement nor permit the exercise of any other registration rights in a manner that conflicts with the terms of the registration rights granted hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Address:                      SUPERIOR ENERGY SERVICES, INC.

1105 Peters Road
Harvey, Louisiana 70058            By:  /S/ TERENCE E. HALL
Attn: Terence E. Hall                      Terence E. Hall
Fax: 504-362-1818                             President


Address:                      FIRST RESERVE FUND VII, LIMITED
600 Travis, Suite 6000         PARTNERSHIP
Houston, Texas 77002
Attn: Ben A. Guill            By:  First Reserve GP VII, L.P., its
Fax: 713-224-0771                  General Partner
Attn: Ben A. Guill
                                   By: First Reserve Corporation, its
                                       General Partner

                                   By:    /S/ BEN A. GUILL
                                              Ben A. Guill
                                                President



                              FIRST RESERVE FUND VIII, LIMITED
                               PARTNERSHIP

                              By:  First Reserve GP VIII, L.P., its
                                   General Partner

                                   By: First Reserve Corporation, its
                                       General Partner

                                   By:    /S/ BEN A. GUILL
                                              Ben A. Guill
                                                President